Exhibit 31.3

CERTIFICATION
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Kent Snyder, certify that:

1.                                       I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q for the three months ended September 30, 2009 of Senomyx, Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 2, 2010	/S/ KENT SNYDER
Kent Snyder
Chief Executive Officer and Chairman of the Board of Directors